                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): November 14, 2000

                                  I-many, Inc.
             ------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
             ------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


          000-30883                                    01-0524931
---------------------------------           ----------------------------------
  (Commission File Number)                 (I.R.S. Employer Identification No.)


         537 Congress Street
         5th Floor
         Portland, Maine                               04101-3353
----------------------------------------    -----------------------------------
(Address of Principal Executive Offices)               (Zip Code)


                                (207) 774-3244
                        --------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 ---------------


                                 Not Applicable
           ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

           CAUTIONARY NOTE REGARDING CERTAIN STATEMENTS AND REFERENCES

         This Form 8-K contains forward-looking statements that involve risks and uncertainties. Discussions containing forward-looking statements may be found in Item 2--Acquisition or Disposition of Assets. as well as in the Form 8-K generally. The Company uses words such as "believes," "intends," "expects," "anticipates," "plans," "estimates," "should," "may," "will," "scheduled" and similar expressions to identify forward-looking statements. The Company used these words to describe its present belief about future events relating to, among other things, the integration of the acquired assets into the Company's business. Our forward-looking statements apply only as of the date of this Form 8-K The Company's actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described above and elsewhere in the Form 8-K.

         Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. The Company is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform these statements to actual results or to changes in our expectations, other than as required by law.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On November 14, 2000, the Registrant completed its acquisition of Chi-Cor Information Management, Inc., an Illinois corporation ("Chi-Cor"), pursuant to an Agreement and Plan of Merger and Reorganization dated as of November 3, 2000 (the "Merger Agreement") among the Registrant, Chi-Cor, Cimian Corporation ("Merger Sub"), certain stockholders of Chi-Cor and Karl F. Effgen, as agent for the stockholders. At the effective time of the merger contemplated by the Merger Agreement (the "Effective Time"), Chi-Cor was merged with and into Merger Sub which is continuing in existence as the surviving corporation.

         The purchase price of the transaction consisted of $4.9 million of cash and 251,600 shares of Company common stock valued at approximately $5 million and the assumption of approximately $4.2 million of liabilities. In addition to the fixed consideration, the agreement contains a performance based earn-out of a maximum of $4.6 million to be paid, subject to the satisfaction of certain performance criteria during 2001, half in cash and half in stock. In connection with the acquisition, the Company expects to incur transaction costs of approximately $450,000.

         The Merger is intended to qualify as a tax-free reorganization within the meaning of Sections 361 and 368 of the Internal Revenue Code of 1986, as amended. The Company expects to treat the Merger as a purchase for accounting purposes. The Registrant used authorized but previously unissued shares of its Common Stock and cash from its available cash balances as consideration in the Merger.

         The terms of the Merger Agreement and the Merger were determined on the basis of "arm's-length" negotiations among the parties. The board of directors of the Registrant and the board of directors and the stockholders of Chi-Cor approved the Merger Agreement and the Merger. Prior to the execution of the Merger Agreement, none of the Registrant, its affiliates, officers or directors or any associate of any such officer or director, had any material relationship with Chi-Cor or any of Chi-Cor's other stockholders.

         Chi-Cor, which is based in Chicago, provides customer financial management software and Internet services to major consumer goods manufacturers, distributors and retailers. The Registrant currently intends to continue to use the tangible assets of Chi-Cor and its intellectual property substantially in the same manner in which they were used by Chi-Cor immediately prior to the Merger.

         The foregoing discussion of the Merger Agreement does not purport to be complete and is qualified by reference to the full text of the Merger Agreement, which was filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000. The Company's press release dated November 6, 2000, which was filed as Exhibit 99.1 to the Registrant's Current Report on Form 8-K, filed on November 8, 2000, is also incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

              The following financial statements of Chi-Cor and the notes related thereto are filed herewith:

                  (i) audited balance sheets as of June 30, 1999 and 2000 and unaudited September 30, 2000;

                  (ii) audited statements of operations for the years ended June 30, 1999 and 2000 and unaudited for the three months ended September 30, 1999 and 2000;

                  (iii) audited statements of stockholders' deficit for the years ended June 30, 1999 and 2000 and unaudited for the three months ended September 30, 2000; and

                  (iv) audited statements of cash flows for the years ended June 30, 1999 and 2000 and unaudited for the three months ended September 30, 1999 and 2000

     (b)      PRO FORMA FINANCIAL INFORMATION

              The following unaudited pro forma combined condensed financial statements of the Registrant and Chi-Cor and the notes related thereto were previously reported in the Registration Statement:

                  (i)      balance sheet as of September 30, 2000; and

                  (ii) statements of operations for the nine months ended September 30, 2000 and for the year ended December 31, 1999.

     (c)      EXHIBITS

              The Exhibits filed as part of this Current Report on Form 8-K are listed on the Exhibit Index immediately preceding such Exhibits, which Exhibit Index is incorporated herein by reference. Documents identified by footnotes are not being filed herewith and, pursuant to Rule 12b-32 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), reference is made to such documents as previously filed as exhibits filed with the Securities and Exchange Commission. The Registrant's file number under the Exchange Act is 000-30883.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Chi-Cor Information Management, Inc.:

    We have audited the accompanying balance sheets of Chi-Cor Information Management, Inc. (an Illinois corporation) as of June 30, 1999 and 2000, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of Chi-Cor Information Management, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chi-Cor Information Management, Inc. as of June 30, 1999 and 2000 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Boston, Massachusetts
November 10, 2000

                      CHI-COR INFORMATION MANAGEMENT, INC.

                                 BALANCE SHEETS

                                                                 JUNE 30,
                                                         -------------------------   SEPTEMBER 30,
                                                            1999          2000           2000
                                                         -----------   -----------   -------------
                                                                                      (UNAUDITED)
                                              ASSETS
Current Assets:
  Cash and cash equivalents............................  $    29,261   $     9,147    $     6,545
  Accounts receivable, net of allowance for doubtful
    accounts of $81,000, $78,000 and $83,000,
    respectively.......................................      617,529       609,161        637,496
  Prepaid expenses and other current assets............           --        22,200         45,023
                                                         -----------   -----------    -----------
        Total current assets...........................      646,790       640,508        689,064
Property and Equipment, net (Note 2)...................       72,857       105,964        151,332
Intangible and Other Assets (Note 3)...................      777,035       585,478        542,048
                                                         -----------   -----------    -----------
        Total assets...................................  $ 1,496,682   $ 1,331,950    $ 1,382,444
                                                         ===========   ===========    ===========

                              LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
  Line of credit.......................................  $   243,666   $   376,000    $   599,893
  Accounts payable.....................................      226,225       266,614        358,919
  Accrued expenses.....................................      283,438       335,766        262,171
  Deferred revenue.....................................    2,667,553     3,162,125      3,680,523
  Current portion of capital lease obligations.........        8,477        23,998         38,090
                                                         -----------   -----------    -----------
        Total current liabilities......................    3,429,359     4,164,503      4,939,596
Capital Lease Obligations, net of current portion......       15,426        42,789         74,856
Deferred Rent..........................................           --        35,652         43,554
Stockholders' Deficit:
  Common stock, no par value
    Authorized--1,000,000 shares
    Issued and outstanding--621,000, 632,290 and
      632,290 shares at June 30, 1999 and 2000 and
      September 30, 2000, respectively.................    1,371,091     2,307,306      2,307,306
  Deferred stock-based compensation....................           --      (636,597)      (569,412)
  Subscription receivable from stockholder.............       (4,528)       (4,528)        (4,528)
  Accumulated deficit..................................   (3,314,666)   (4,577,175)    (5,408,928)
                                                         -----------   -----------    -----------
        Total stockholders' deficit....................   (1,948,103)   (2,910,994)    (3,675,562)
                                                         -----------   -----------    -----------
        Total liabilities and stockholders' deficit....   $1,496,682   $ 1,331,950    $ 1,382,444
                                                         ===========   ===========    ===========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                      CHI-COR INFORMATION MANAGEMENT, INC.

                            STATEMENTS OF OPERATIONS

                                                                             THREE MONTHS ENDED
                                                  YEARS ENDED JUNE 30,          SEPTEMBER 30,
                                                -------------------------   ---------------------
                                                   1999          2000         1999        2000
                                                -----------   -----------   ---------   ---------
                                                                                 (UNAUDITED)
Net Revenues:
  Product.....................................  $    70,875   $ 2,174,709   $ 493,090   $  46,821
  Service.....................................      865,215     1,237,727     245,345     354,681
                                                -----------   -----------   ---------   ---------
    Total net revenues........................      936,090     3,412,436     738,435     401,502
Cost of Revenues..............................      896,624       944,831     248,102     247,693
                                                -----------   -----------   ---------   ---------
    Gross profit..............................       39,466     2,467,605     490,333     153,809
                                                -----------   -----------   ---------   ---------
Operating Expenses:
  Research and development....................      717,241     1,374,115     311,140     358,431
  Sales and marketing.........................    1,240,722     1,491,759     470,207     342,960
  General and administrative..................      589,253       577,202      85,807     210,105
  Depreciation and amortization...............      194,956       238,772      49,760      61,033
                                                -----------   -----------   ---------   ---------
    Total operating expenses..................    2,742,172     3,681,848     916,914     972,529
    Loss from operations......................   (2,702,706)   (1,214,243)   (426,581)   (818,720)
                                                -----------   -----------   ---------   ---------
Other Income (Expense):
  Interest expense, net.......................      (18,857)      (48,321)     (9,958)    (10,902)
  Other income (expense), net.................       (2,052)           55       1,733      (2,131)
                                                -----------   -----------   ---------   ---------
    Total other expense.......................      (20,909)      (48,266)     (8,225)    (13,033)
                                                -----------   -----------   ---------   ---------
    Net loss..................................  $(2,723,615)  $(1,262,509)  $(434,806)  $(831,753)
                                                ===========   ===========   =========   =========
Net Loss per Share:
  Basic and diluted...........................  $     (4.57)  $     (2.01)  $   (0.70)  $   (1.32)
                                                ===========   ===========   =========   =========
Weighted Average Shares Outstanding:
  Basic and diluted...........................      595,751       626,989     621,000     632,290
                                                ===========   ===========   =========   =========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                      CHI-COR INFORMATION MANAGEMENT, INC.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                                      SUBSCRIPTION
                                                  COMMON STOCK          DEFERRED       RECEIVABLE                       TOTAL
                                              ---------------------    STOCK-BASED        FROM       ACCUMULATED    STOCKHOLDERS'
                                               SHARES      VALUE      COMPENSATION    SHAREHOLDER      DEFICIT         DEFICIT
                                              --------   ----------   -------------   ------------   ------------   -------------
Balance, June 30, 1998 (unaudited)..........  372,600    $  377,491     $      --      $   (4,528)   $  (591,051)    $  (218,088)
  Issuance of common stock for purchase of
    TPG (Note 3)............................  248,400       993,600            --              --             --         993,600
  Net loss..................................       --            --            --              --     (2,723,615)     (2,723,615)
                                              -------    ----------     ---------      ----------    -----------     -----------
Balance, June 30, 1999......................  621,000     1,371,091            --          (4,528)    (3,314,666)     (1,948,103)
  Issuance of common stock..................   11,290       130,000            --              --             --         130,000
  Deferred stock-based compensation on stock
    options.................................       --       806,215      (806,215)             --             --              --
  Amortization of deferred stock-based
    compensation............................       --            --       169,618              --             --         169,618
  Net loss..................................       --            --            --              --     (1,262,509)     (1,262,509)
                                              -------    ----------     ---------      ----------    -----------     -----------
Balance, June 30, 2000......................  632,290     2,307,306      (636,597)         (4,528)    (4,577,175)     (2,910,994)
  Amortization of deferred stock-based
    compensation (unaudited)................       --            --        67,185              --             --          67,185
  Net loss (unaudited)......................       --            --            --              --       (831,753)       (831,753)
                                              -------    ----------     ---------      ----------    -----------     -----------
Balance, September 30, 2000 (unaudited).....  632,290    $2,307,306     $(569,412)     $   (4,528)   $(5,408,928)    $(3,675,562)
                                              =======    ==========     =========      ==========    ===========     ===========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                      CHI-COR INFORMATION MANAGEMENT, INC.

                            STATEMENTS OF CASH FLOWS

                                                                             THREE MONTHS ENDED
                                                  YEARS ENDED JUNE 30,          SEPTEMBER 30,
                                                -------------------------   ---------------------
                                                   1999          2000         1999        2000
                                                -----------   -----------   ---------   ---------
                                                                                 (UNAUDITED)
Cash Flows from Operating Activities:
  Net loss....................................  $(2,723,615)  $(1,262,509)  $(434,806)  $(831,753)
  Adjustments to reconcile net loss to net
    cash provided by (used in) operating
    activities-
    Depreciation and amortization.............      194,956       238,772      49,760      61,033
    Amortization of deferred stock-based
      compensation............................           --       169,618      12,124      67,185
    Deferred rent.............................           --        35,652                   7,902
    Changes in assets and liabilities-
      Accounts receivable, net................     (292,088)        8,368    (159,782)    (28,335)
      Prepaid expenses and other current
        assets................................           --       (22,200)         --     (22,823)
      Accounts payable........................      153,883        40,389     236,189      92,305
      Accrued expenses........................      283,438        52,328       5,988     (73,595)
      Deferred revenue........................    2,311,047       494,572     130,742     518,398
                                                -----------   -----------   ---------   ---------
        Net cash used in operating
          activities..........................      (72,379)     (245,010)   (159,785)   (209,683)
                                                -----------   -----------   ---------   ---------
Cash Flows from Investing Activities:
  Net cash acquired from TPG acquisition......       16,372            --          --          --
  Purchases of property and equipment.........      (40,340)      (26,779)     (7,981)     (6,814)
  Decrease (increase) in other assets.........       (6,968)        2,969          --      (3,718)
                                                -----------   -----------   ---------   ---------
        Net cash used in investing
          activities..........................      (30,936)      (23,810)     (7,981)    (10,532)
                                                -----------   -----------   ---------   ---------
Cash Flows from Financing Activities:
  Proceeds from sale of common stock..........           --       130,000          --          --
  Net proceeds from borrowing on line of
    credit....................................       61,280       132,334     165,000     223,893
  Payments on capital lease obligations.......       (4,143)      (13,628)     (2,201)     (6,280)
                                                -----------   -----------   ---------   ---------
        Net cash provided by financing
          activities..........................       57,137       248,706     162,799     217,613
                                                -----------   -----------   ---------   ---------
Net Decrease in Cash and Cash Equivalents.....      (46,178)      (20,114)     (4,967)     (2,602)
Cash and Cash Equivalents, beginning of
  period......................................       75,439        29,261      29,261       9,147
                                                -----------   -----------   ---------   ---------
Cash and Cash Equivalents, end of period......  $    29,261   $     9,147   $  24,924   $   6,545
                                                ===========   ===========   =========   =========
Supplemental Disclosure of Cash Flow
  Information:
  Cash paid during the year for interest......  $    18,857   $    48,863   $   9,985   $  10,092
                                                ===========   ===========   =========   =========
Supplemental Disclosure of Noncash Investing
  and Financing Activities:
  Deferred stock-based compensation associated
    with the issuance of stock options........  $        --   $   806,215   $ 581,915   $      --
                                                ===========   ===========   =========   =========
  Property and equipment acquired under
    capital lease obligations.................  $    28,046   $    56,512   $   9,876   $  52,439
                                                ===========   ===========   =========   =========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                      CHI-COR INFORMATION MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(1)  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

    Chi-Cor Information Management, Inc. (the Company) is engaged in the design, license and maintenance of software solutions that allow clients to manage and analyze the collection of customer payments. The Company's clients are located principally in the United States. The Company was incorporated in Illinois in June 1979.

    On November 3, 2000, the Company agreed to be acquired by I-many, Inc. for approximately $9.9 million in initial consideration including cash of $4.9 million and 251,600 shares of I-many common stock plus a performance-based earn-out of a maximum of $4.6 million payable in cash and I-many common stock. In addition, I-Many will assume net liabilities of approximately $4.2 million. The acquisition is anticipated to close on or about November 14, 2000.

    The Company's financial statements reflect the application of certain accounting policies, as described below and elsewhere in these notes to financial statements.

(a) INTERIM FINANCIAL STATEMENTS

    The accompanying balance sheet as of September 30, 2000 and the statements of operations, cash flows and stockholders' deficit for the three months ended September 30, 1999 and 2000 are unaudited, but, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of results for these interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted, although the Company believes that the disclosures included are adequate to make the information presented not misleading. The results of operations for the three months ended September 30, 2000 are not necessarily indicative of the results to be expected for the entire fiscal year or any other interim period.

(b) REVENUE RECOGNITION

    The Company recognizes revenue in accordance with American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, SOFTWARE REVENUE RECOGNITION, as amended.

    The Company generates revenues from licensing its software and providing professional services, training, maintenance and customer support services. The Company executes separate contracts that govern the terms and conditions of each software license and maintenance arrangement and each professional services arrangement. These separate contracts are generally elements in a multiple element arrangement.

    The Company uses the residual method to allocate the total fee to the individual elements of a multiple element arrangement. The Company first allocates a portion of the total fee to maintenance and customer support based on its fair value, which is consistent with the fee paid to renew maintenance and support in subsequent years. The Company then allocates the residual amount to the software license fee and the related professional services, which is recognized upon completion, delivery and acceptance of the software and professional services, provided the fee is fixed and determinable and there is no uncertainty regarding collectibility.

    Service revenues include professional services, training, maintenance and customer support fees. Maintenance and customer support fees include the right to unspecified upgrades on a

                      CHI-COR INFORMATION MANAGEMENT, INC.

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(1) OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) when-and-if-available basis and ongoing technical support. Maintenance and customer support fees are recognized ratably over the term of the maintenance contract on a straight-line basis.

    Due to the Company's method of revenue recognition, a significant portion of the deferred revenue balance consists of unearned product revenues, for which the payments have been received from the customers in advance of revenue recognition. Payments received from customers at the inception of a maintenance period are treated as deferred revenue. Substantially all of the amounts included in cost of revenues represent direct costs related to the delivery of professional services, training, maintenance and customer support. To date, cost of product revenues have not been material.

(c) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d) CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid securities purchased with remaining maturities of 90 days or less to be cash equivalents. Cash equivalents are stated at cost, which approximates market value, and primarily consist of cash and money market funds.

(e) DEPRECIATION AND AMORTIZATION

    The Company provides for depreciation and amortization using the straight-line method over the following estimated useful lives:

                                                              ESTIMATED USEFUL
                        DESCRIPTION                                LIVES
------------------------------------------------------------  ----------------
Computer equipment..........................................     5 years
Office furniture and equipment..............................    5-7 years
Equipment under capital leases..............................    3-4 years

(f) LONG-LIVED ASSETS

    The Company assesses the realizability of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF. The Company reviews its long-lived assets for impairment as events and circumstances indicate the carrying amount of an asset may not be recoverable. The Company evaluates the realizability of its long-lived assets based on profitability and cash flow expectations for the related asset. As a result of its review, the Company does not believe that any impairment currently exists related to its long-lived assets.

                      CHI-COR INFORMATION MANAGEMENT, INC.

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(1)  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(g) RESEARCH AND DEVELOPMENT COSTS

    SFAS No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED, requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have not been material. As such, for the years ended June 30, 1999 and 2000 and for the three months ended September 30, 2000, all research and development costs, which include software development costs, have been expensed as incurred.

(h) CONCENTRATIONS OF CREDIT RISK

    SFAS No. 105, DISCLOSURE OF INFORMATION ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK, requires disclosure of any significant off-balance-sheet risk and concentrations of credit risk. The Company does not have any significant off-balance-sheet risk. Financial instruments that potentially expose the Company to concentrations of credit risk consist of cash equivalents and accounts receivable. Concentration of credit risk with respect to cash equivalents is limited because the Company places its investments in highly rated institutions. Concentration of credit risk with respect to accounts receivable is limited to certain customers to whom the Company makes substantial sales. To reduce risk, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited. The Company maintains an allowance for potential credit losses which management believes is adequate to cover any potential losses.

    The Company had certain customers whose accounts receivable balances individually represented a significant percentage of total accounts receivable at period-end, as follows:

                                                                                       THREE MONTHS
                                                                                           ENDED
                                                                   JUNE 30,            SEPTEMBER 30,
                                                              -------------------   -------------------
                                                                1999       2000       1999       2000
                                                              --------   --------   --------   --------
                                                                                        (UNAUDITED)
Customer A..................................................      *         15%         *          *
Customer B..................................................      *         29%         *          *
Customer C..................................................     31%         *          *          *
Customer D..................................................     13%         *          *          *

------------------------

*   Was less than 10% of the Company's total net accounts receivable balance.

                      CHI-COR INFORMATION MANAGEMENT, INC.

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(1)  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The Company had certain customers whose revenues individually represented a significant percentage of total net revenues, as follows:

                                                                                       THREE MONTHS
                                                                                           ENDED
                                                                   JUNE 30,            SEPTEMBER 30,
                                                              -------------------   -------------------
                                                                1999       2000       1999       2000
                                                              --------   --------   --------   --------
                                                                                        (UNAUDITED)
Customer E..................................................      *         10%        90%         *
Customer F..................................................      *          *         26%         *

------------------------

*   Was less than 10% of the Company's total net revenues.

(i) FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of the Company's cash and cash equivalents, accounts receivable, accounts payable and line of credit approximate fair value due to the short-term nature of these instruments.

(j) NET LOSS PER SHARE

    In accordance with SFAS No. 128, EARNINGS PER SHARE, basic and diluted net loss per share is computed by dividing the net loss for the period by the weighted average basic and diluted number of shares of common stock outstanding during the period. For periods in which a net loss has been incurred, the calculation of diluted net loss per share excludes potential common stock, as their effect is antidilutive. Potential common stock is composed of incremental shares of common stock issuable upon the exercise of outstanding stock options.

    The calculation of diluted net loss per share excludes 0, 89,968, and 89,968 shares of common stock issuable upon the exercise of outstanding stock options at June 30, 1999, June 30, 2000 and September 30, 2000, respectively.

(k) COMPREHENSIVE INCOME

    SFAS No. 130, REPORTING COMPREHENSIVE INCOME, requires disclosure of all components of comprehensive income on an annual and interim basis. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. For the years ended June 30, 1999 and 2000, and the three months ended September 30, 1999 and 2000, the Company had no items of other comprehensive income; therefore, comprehensive income (loss) for all periods presented is the same as reported net loss.

(l) STOCK SPLIT

    The Company effected a 100-for-1 stock split in October 1998. All share and per share amounts in the accompanying financial statements have been retroactively adjusted to reflect this stock split.

                      CHI-COR INFORMATION MANAGEMENT, INC.

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(1)  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(m) RECENT ACCOUNTING PRONOUNCEMENTS

    In March 1998, the American Institute of Certified public Accountants (AICPA) issued Statement of Position (SOP) 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE. SOP 98-1 is effective for financial statements for the years beginning after December 15, 1998. SOP 98-1 provides guidance regarding accounting for computer software developed or obtained for internal use, including the requirement to capitalize specified costs and amortization of such costs. The Company adopted SOP 98-1 beginning January 1, 1999. The adoption of this statement did not affect prior years financials.

    In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. This statement establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts and for hedging activities. SFAS no. 133, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. SFAS No. 133 is not expected to have a material impact on the Company's financial statements.

    In March 2000, the FASB issued Interpretation No. 44. ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION--AN INTERPRETATION OF APB OPINION NO. 25. The interpretation clarifies the application of APB Opinion No. 25 in certain situations, as defined. The interpretation is effective July 1, 2000, but covers certain events occurring during the period after December 15, 1998 but before the effective date. To the extent that events covered by this interpretation occur during the period after December 31, 1998 but before the effective date, the effects of applying this interpretation would be recognized on a prospective basis from the effective date. Accordingly, upon initial application of the final interpretation, no adjustments would be made to the financial statements before the effective date and no expense would be recognized for any additional compensation cost measured that is attributable to periods before the effective date. The adoption of this interpretation did not have any effect on the Company's financial statements.

                      CHI-COR INFORMATION MANAGEMENT, INC.

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(2)  DETAIL OF FINANCIAL STATEMENT COMPONENTS

                                                                   JUNE 30,
                                                              -------------------   SEPTEMBER 30,
                                                                1999       2000         2000
                                                              --------   --------   -------------
                                                                                     (UNAUDITED)
Property and Equipment:
  Computer equipment........................................  $59,012    $ 59,012     $ 63,095
  Office furniture and other equipment......................  105,228     117,721      168,317
  Equipment under capital leases............................   28,046      84,558      136,998
                                                              -------    --------     --------
                                                              192,286     261,291      368,410
Less--Accumulated depreciation and amortization.............  119,429     155,327      217,078
                                                              -------    --------     --------
                                                              $72,857    $105,964     $151,332
                                                              =======    ========     ========

                                                                   JUNE 30,
                                                              -------------------   SEPTEMBER 30,
                                                                1999       2000         2000
                                                              --------   --------   -------------
                                                                                     (UNAUDITED)
Accrued Expenses:
  Accrued legal settlement..................................  $ 80,000   $ 80,000     $ 55,000
  Accrued payroll and benefits..............................    64,453     76,782       72,936
  Accrued commissions.......................................    62,467     95,870       73,732
  Accrued other.............................................    76,518     83,114       60,503
                                                              --------   --------     --------
                                                              $283,438   $335,766     $262,171
                                                              ========   ========     ========

(3)  TPG ACQUISITION

    In August 1998, the Company acquired all of the capital stock of TPG Software, Inc. (TPG). In connection with the acquisition the Company issued 248,400 shares of common stock, the fair value of which was determined by the Company's Board of Directors to be $993,600 or $4.00 per share. The Company has allocated the total consideration to the fair value of the assets acquired and liabilities assumed and the residual amount was allocated to goodwill. The Company is amortizing goodwill over its estimated useful life of five years. The Company has treated the acquisition as a purchase for accounting purposes; accordingly, the Company has recorded the results of operations of TPG since the acquisition date.

    The Company has allocated the purchase price based upon the deemed fair value of the assets acquired and liabilities assumed as follows:

DESCRIPTION                                                    AMOUNT
-----------                                                   --------
Current assets..............................................  $107,668
Fixed assets................................................    25,379
Line of credit..............................................   (82,386)
Goodwill....................................................   942,939
                                                              --------
                                                              $993,600
                                                              ========

                      CHI-COR INFORMATION MANAGEMENT, INC.

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(4)  LINE OF CREDIT

    On July 11, 2000, the Company entered into a credit facility with a bank. The facility consists of a revolving line of credit of $750,000. Interest is payable monthly and accrues at the daily prime rate (9.5% at September 30, 2000) plus 0.5%. The facility is secured by all of the Company's assets and is personally guaranteed by Company directors and officers. The Company had outstanding borrowings on its line of credit of $243,666, $376,000 and $599,893 as of June 30, 1999 and 2000 and September 30, 2000, respectively. At
September 30, 2000, the Company had approximately $150,000 available to borrow on the line of credit.

(5)  STOCKHOLDERS' DEFICIT

(a) COMMON STOCK

    The authorized common stock of the Company consists of 1,000,000 shares of common stock at no par value per share, of which 632,290 shares are issued and outstanding and 150,000 have been reserved for issuance pursuant to option grants under the 1999 Stock Option Plan.

(b) STOCK OPTION PLAN

    In October 1998, the Company established the 1999 Stock Option Plan (the
Plan), for which 150,000 shares of common stock have been reserved. Under the terms of the Plan, the Company may grant incentive or non-qualified stock options to directors, officers or employees of the Company. The exercise price for incentive stock option grants shall be determined by the Board of Directors and shall be equal to or greater than the fair market value of the common stock subject to the option at the date of the grant or not less than 110% of the fair market value if options are granted to a shareholder with more than 10% of the total combined voting power. All options expire on July 31, 2004. Options generally vest over a period of 3 years and vesting is subject to 100% acceleration upon a change in control of the Company, as defined.

    The following table summarizes stock option activity under the Company's stock option plan:

                                                                                                 WEIGHTED
                                                                                                 AVERAGE
                                                      NUMBER OF SHARES     EXERCISE PRICE     EXERCISE PRICE
                                                      ----------------   ------------------   --------------
Balance, June 30, 1999..............................           --        $               --        $  --
  Granted...........................................       89,968                0.31--0.55         0.35
  Exercised.........................................           --                        --           --
  Canceled..........................................           --                        --           --
                                                           ------        ------------------        -----
Balance, June 30, 2000..............................       89,968                0.31--0.55         0.35

  Granted...........................................           --                        --           --
  Exercised.........................................           --                        --           --
  Canceled..........................................           --                        --           --
                                                           ------        ------------------        -----
Balance, September 30, 2000 (unaudited).............       89,968        $       0.31--0.55        $0.35
                                                           ======        ==================        =====
Exercisable, June 30, 2000 .........................           --        $               --        $  --
                                                           ======        ==================        =====
Exercisable, September 30, 2000 (unaudited).........           --        $               --        $  --
                                                           ======        ==================        =====

                      CHI-COR INFORMATION MANAGEMENT, INC.

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(5)  STOCKHOLDERS' DEFICIT (CONTINUED)
    Additional information regarding options outstanding and exercisable as of September 30, 2000 is as follows:

                                                  WEIGHTED AVERAGE
                                                     REMAINING
NUMBER OF OPTIONS  NUMBER OF OPTIONS   EXERCISE   CONTRACTUAL LIFE
   OUTSTANDING        EXERCISABLE       PRICES        (YEARS)
-----------------  -----------------   --------   ----------------
     75,968                  --         $0.31           3.8
     14,000                  --          0.55           3.8
-----------------      --------                         ---
     89,968                  --                         3.8
=================      ========                         ===

    The Company applies Accounting Principles Board Opinion (APB) No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, in accounting for its stock compensation plans. In cases where options are granted or stock is issued at a price below fair market value, the Company calculates compensation as the difference between the fair market value, as determined by the Board of Directors, and the exercise or issuance price. The Company recognizes compensation expense over the vesting term of the related option. Had compensation expense for stock options been determined based on the fair values at the grant dates for awards under the plans consistent with the method of accounting prescribed by SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, the Company's net loss would have been increased to the pro forma amounts indicated below.

                                                              YEAR ENDED
                                                               JUNE 30,
                                                                 2000
                                                              -----------
Net loss--
  As reported...............................................  $(1,262,509)
  Pro forma.................................................   (1,266,098)
Basic and diluted net loss per share-
  As reported...............................................  $     (2.01)
  Pro forma.................................................        (2.02)

    The Company's calculations for the grants under its stock option plans were made using the Black-Scholes option-pricing model with the following assumptions:

                                                              YEAR ENDED
                                                               JUNE 30,
                                                                 2000
                                                              ----------
Risk-free interest rate.....................................         6%
Dividend yield..............................................        --
Volatility..................................................        75%
Expected term...............................................   4 years
Weighted average fair value of options granted during the
  year......................................................   $  0.21

                      CHI-COR INFORMATION MANAGEMENT, INC.

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(5)  STOCKHOLDERS' DEFICIT (CONTINUED)
(c) DEFERRED COMPENSATION

    In connection with all 89,968 stock option grants in fiscal 2000, the Company recorded deferred compensation of $806,215. The deferred compensation represents the aggregate difference between the option exercise price and the deemed fair value of the common stock at the date of grant and is being charged to operations over the related vesting period of three years.

(d) SUBSCRIPTION RECEIVABLE FROM STOCKHOLDER

    At June 30, 1999 and 2000 and September 30, 2000, the Company had a note receivable of $4,528 due from a stockholder related to the purchase of common stock. This amount is classified as a subscription receivable from stockholder in the accompanying balance sheets.

(6)  INCOME TAXES

    The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Under SFAS No. 109, a deferred tax asset or liability is recorded for all temporary differences between book and tax reporting of assets and liabilities. A deferred tax valuation allowance is required if it is more likely than not that all or a portion of any deferred tax asset will not be realized.

    At June 30, 2000, the Company had a net deferred tax asset of approximately $750,000, substantially all of which represented tax credit and net operating loss carryforwards that would be available to offset future income taxes, if any. Due to the uncertainty surrounding the Company's ability to realize this NOL and therefore the Company's deferred tax asset, a full valuation allowance has been placed against the otherwise recognizable net deferred tax asset.

                      CHI-COR INFORMATION MANAGEMENT, INC.

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(7)  COMMITMENTS AND CONTINGENCIES

(a) LEASES

    The Company leases its facilities under operating lease agreements and certain of its equipment under noncancelable capital and operating lease agreements through 2009. Future minimum lease commitments under all noncancelable leases at June 30, 2000 are approximately as follows:

                                                              OPERATING LEASES   CAPITAL LEASES
                                                              ----------------   --------------
Year ending June 30,
  2001......................................................     $  151,000         $32,070
  2002......................................................        142,000          27,774
  2003......................................................        147,000          14,212
  2004......................................................        152,000           1,773
  2005......................................................        156,000              --
  Thereafter................................................        673,000              --
                                                                 ----------         -------
    Total minimum lease payments............................     $1,421,000          75,829
                                                                 ==========         =======
Less--Amount representing interest..........................                          9,042
                                                                                    -------
    Present value of minimum lease payments.................                         66,787
Less--Current portion of capital lease obligations..........                         23,998
                                                                                    -------
    Capital lease obligations, net of current portion.......                        $42,789
                                                                                    =======

    Total rent expense was approximately $104,000, $139,000 and $34,000, for the years ended June 30, 1999 and 2000 and the three months ended September 30, 2000, respectively.

(b) CONTINGENCIES

    From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of its business activities. The Company accrues for contingent liabilities when it is probable or likely that future expenditures will be made and such expenditures can be reasonably estimated. In the opinion of management, there are no pending claims of which the outcome is expected to result in a material adverse effect to the financial position or results of operations of the Company.

(8)  EMPLOYEE PROFIT SHARING AND 401(K) SAVINGS PLAN

    The Company participates in a profit sharing and 401(k) plan. Eligible employees, as defined, may participate in these plans. Company contributions are determined by the Board of Directors. No contributions were made during the two fiscal years ended June 30, 1999 or 2000 or during the three months ended September 30, 2000.

                                  I-MANY, INC.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000

                                  (UNAUDITED)

                                                  HISTORICAL                    PRO FORMA
                                          --------------------------   -------------------------------
                                                                                            COMBINED
                                             I-MANY        CHI-COR     ADJUSTMENTS          COMPANY
                                          ------------   -----------   ------------       ------------
                            ASSETS
Current Assets:
  Cash and cash equivalents.............  $ 61,537,247   $     6,545   $ (4,944,000)(1)   $ 56,599,792
  Accounts receivable, net..............     6,293,477       637,496             --          6,930,973
  Unbilled receivables..................     3,641,278            --             --          3,641,278
  Prepaid expenses and other current
    assets..............................       422,114        45,023             --            467,137
  Prepaid and refundable income taxes...       224,349            --             --            224,349
  Deferred tax asset....................            --            --             --                 --
                                          ------------   -----------   ------------       ------------
    Total current assets................    72,118,465       689,064     (4,944,000)        67,863,529

Property and Equipment, net.............     8,986,513       151,332             --          9,137,845
Deferred Tax Asset......................            --            --             --                 --
Intangible and Other Assets.............     1,024,183       542,048      9,754,442(3)      11,320,673
                                          ------------   -----------   ------------       ------------
    Total assets........................  $ 82,129,161   $ 1,382,444   $  4,810,442       $ 88,322,047
                                          ============   ===========   ============       ============

           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Accounts payable......................  $  2,247,924   $   358,919             --       $  2,606,843
  Accrued expenses......................     5,450,620       262,171        450,000(2)       6,162,791
  Bank overdraft........................            --            --             --                 --
  Line of credit........................            --       599,893             --            599,893
  Deferred revenue......................     6,020,080     3,680,523     (1,859,120)(5)      7,841,483
  Current portion of capital lease
    obligations.........................        58,657        38,090             --             96,747
                                          ------------   -----------   ------------       ------------
    Total current liabilities...........    13,777,281     4,939,596     (1,409,120)        17,307,757
Capital Lease Obligations, net of
  current portion.......................       125,763        74,856             --            200,619
Deferred Rent...........................            --        43,554             --             43,554

Stockholders' Equity (Deficit):
  Common stock..........................         3,200     2,307,306     (2,307,281)(1)(4)       3,225
  Additional paid-in capital............    93,641,616            --      4,943,975 (1)     98,585,591
  Deferred stock-based compensation.....      (157,549)     (569,412)       569,412 (4)       (157,549)
  Subscription receivable from
    shareholder.........................            --        (4,528)         4,528 (4)             --
  Accumulated deficit...................   (25,261,150)   (5,408,928)     3,008,928 (3)(4) (27,661,150)
                                          ------------   -----------   ------------       ------------
    Total stockholders' equity
      (deficit).........................    68,226,117    (3,675,562)     6,219,562         70,770,117
                                          ------------   -----------   ------------       ------------

    Total liabilities and stockholders'
      equity (deficit)..................  $ 82,129,161   $ 1,382,444   $  4,810,442       $ 88,322,047
                                          ============   ===========   ============       ============

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA FINANCIAL
                                  STATEMENTS.

                                  I-MANY, INC.

              NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000

                                  (UNAUDITED)

    The accompanying unaudited pro forma combined condensed balance sheet has been prepared by combining the historical results of the Company and Chi-Cor as of September 30, 2000 and reflects the following pro forma adjustments:

(1) Represents the issuance of an estimated 251,600 shares of Company common stock at $19.65 per share and the payment of $4,944,000 in cash to acquire Chi-Cor.

(2) Represents the accrual of estimated direct acquisition costs.

(3) Represents the estimated allocation of the purchase price to in-process research and development and other intangible assets and the related charge to operations for the estimated value assigned to in-process research and development. The Company is in the process of obtaining an independent appraisal. The preliminary allocation of the purchase price is as follows:


    Consideration
    -------------
    Cash                                     $  4,944,000
    Stock                                       4,944,000
    Transaction costs                             450,000
                                             ------------
    Total                                      10,338,000

    Net Liabilities of Chi-Cor                 (4,217,610)
                                             ------------
    Purchase price                           $ 14,555,610
                                             ============

    Preliminary Allocation
    ----------------------

    In-process R&D                           $  2,400,000
    Deferred revenue                            1,859,000
    Developed technology                        3,200,000
    Assembled workforce                           300,000
    Goodwill                                    6,796,610
                                             ------------
                                             $ 14,555,610
                                             ============

(4) Represents the elimination of the Chi-Cor equity accounts.

(5) Represents the elimination of the portion of deferred revenue recorded by Chi-Cor that will not be earned by I-Many.

                                  I-MANY, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                  (UNAUDITED)

                                                 HISTORICAL                     PRO FORMA
                                          -------------------------   -----------------------------
                                                                                         COMBINED
                                            I-MANY        CHI-COR     ADJUSTMENTS        COMPANY
                                          -----------   -----------   -----------      ------------
Net Revenues:
  Product...............................  $ 9,227,860   $   716,080            --      $  9,943,940
  Service...............................   10,183,552       959,370            --        11,142,922
                                          -----------   -----------   -----------      ------------
    Total net revenues..................   19,411,412     1,675,450            --        21,086,862

Cost of Revenues........................    5,354,333       986,869            --         6,341,202
                                          -----------   -----------   -----------      ------------
    Gross profit........................   14,057,079       688,581            --        14,745,660
                                          -----------   -----------   -----------      ------------

Operating Expenses:
  Sales and marketing...................    6,613,343     1,574,932            --         8,188,275
  Research and development..............    8,222,307     1,042,558            --         9,264,865
  General and administrative............    3,555,734       610,603            --         4,166,337
  In-process research and development...           --            --            --(2)             --
  Depreciation and amortization.........      751,152       236,477     2,619,123(1)      3,606,752
                                          -----------   -----------   -----------      ------------
    Total operating expenses............   19,142,536     3,464,570     2,619,123        25,226,229
                                          -----------   -----------   -----------      ------------

    Loss from operations................   (5,085,457)   (2,775,989)   (2,619,123)      (10,480,569)

Other income (Expense):
  Interest income.......................      184,729           542            --           185,271
  Interest expense......................      (10,604)      (33,531)           --           (44,135)
  Other income (expense), net...........      (27,537)          109            --           (27,428)
                                          -----------   -----------   -----------      ------------
    Total other income (expense)........      146,588       (32,880)           --           113,708
                                          -----------   -----------   -----------      ------------

  Loss before income taxes..............   (4,938,869)   (2,808,869)   (2,619,123)      (10,366,861)

Provision for (benefit from) income
  taxes.................................      281,075            --           --            281,075
                                          -----------   -----------   -----------      ------------

    Net loss............................  $(5,219,944)  $(2,808,869)  $(2,619,123)     $(10,647,936)
                                          ===========   ===========   ===========      ============
  Accretion of dividends on redeemable
    convertible preferred stock.........        2,746            --            --             2,746
                                          -----------   -----------   -----------      ------------

    Net loss applicable to common
      stockholders......................  $(5,222,690)  $(2,808,869)  $(2,619,123)     $(10,650,682)
                                          ===========   ===========   ===========      ============

Net Loss per Share:
  Basic and diluted.....................  $     (0.46)  $     (4.51)                   $      (0.91)
                                          ===========   ===========                    ============

Weighted Average Shares Outstanding:
  Basic and diluted.....................   11,432,945       623,154      (371,554)(3)    11,684,545
                                          ===========   ===========   ===========      ============

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA FINANCIAL
                                  STATEMENTS.

                                  I-MANY, INC.

         NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                  (UNAUDITED)

    The accompanying unaudited pro forma combined condensed statement of operations has been prepared by combining the historical results of the Company and Chi-Cor for the year ended December 31, 1999 and reflects the following pro forma adjustments:

(1) Reflects amortization expense on acquired intangible assets based on their estimated useful life of 4 years.

(2) Represents charge to operations of approximately $2,400,000 for the estimated fair values of certain in process research and development projects, and subsequent reversal of this nonrecurring charge, in accordance with Securities and Exchange Commission regulations.

(3) Represents an adjustment to the number of Chi-Cor shares to reflect the equivalent number of Company shares, based on the terms of the Agreement and Plan of Merger and Reorganization.

                                  I-MANY, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

                                  (UNAUDITED)

                                                 HISTORICAL                     PRO FORMA
                                         --------------------------   -----------------------------
                                                                                         COMBINED
                                            I-MANY        CHI-COR     ADJUSTMENTS        COMPANY
                                         ------------   -----------   -----------      ------------
Net Revenues:
  Product..............................  $  9,163,823   $ 1,416,020   $        --      $ 10,579,843
  Service..............................    14,892,465       916,808            --        15,809,273
                                         ------------   -----------   -----------      ------------
    Total net revenues.................    24,056,288     2,332,828            --        26,389,116

Cost of Revenues.......................    11,786,131       744,620            --        12,530,751
                                         ------------   -----------   -----------      ------------
    Gross profit.......................    12,270,157     1,588,208            --        13,858,365
                                         ------------   -----------   -----------      ------------

Operating Expenses:
  Sales and marketing..................    16,546,550     1,035,790            --        17,582,340
  Research and development.............     9,977,127     1,132,834            --        11,109,961
  General and administrative...........     3,330,476       537,036            --         3,867,512
  In-process research and
    development........................            --            --            --(2)             --
  Depreciation and amortization........     2,846,431       176,099     1,964,342(1)      4,986,872
                                         ------------   -----------   -----------      ------------
    Total operating expenses...........    32,700,584     2,881,759     1,964,342        37,546,685
                                         ------------   -----------   -----------      ------------

    Loss from operations...............   (20,430,427)   (1,293,551)   (1,964,342)      (23,688,320)

Other income (Expense):
  Interest income......................       949,925            --            --           949,925
  Interest expense.....................       (92,977)      (39,450)           --          (132,427)
  Other expense, net...................       (28,136)       (3,020)           --           (31,156)
                                         ------------   -----------   -----------      ------------
    Total other income (expense).......       828,812       (42,470)           --           786,342
                                         ------------   -----------   -----------      ------------

  Loss before income taxes.............   (19,601,615)   (1,336,021)   (1,964,342)      (22,901,978)

Provision for (benefit from) income
  taxes................................            --            --            --                --
                                         ------------   -----------   -----------      ------------

    Net loss...........................  $(19,601,615)  $(1,336,021)  $(1,964,342)     $(22,901,978)
                                         ============   ===========   ===========      ============
  Accretion of dividends on redeemable
    convertible preferred stock........       544,236            --            --           544,236
                                         ------------   -----------   -----------      ------------

    Net loss applicable to common
      stockholders.....................  $(20,145,851)  $(1,336,021)  $(1,964,342)     $(23,446,214)
                                         ============   ===========   ===========      ============

Net Loss per Share:
  Basic and diluted....................  $      (1.09)  $     (2.12)                   $      (1.25)
                                         ============   ===========                    ============

Weighted Average Shares Outstanding:
  Basic and diluted....................    18,538,657       631,134      (379,534)(3)    18,790,257
                                         ============   ===========   ===========      ============

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA FINANCIAL
                                  STATEMENTS.

                                  I-MANY, INC.

         NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

                                  (UNAUDITED)

    The accompanying unaudited pro forma combined condensed statement of operations has been prepared by combining the historical results of the Company and Chi-Cor for the nine months ended September 30, 2000 and reflects the following pro forma adjustments:

(1) Reflects amortization expense on acquired intangible assets based on their estimated useful life of 4 years.

(2) Represents charge to operations of approximately $2,400,000 for the estimated fair values of certain in process research and development projects and subsequent reversal of this nonrecurring charge, in accordance with Securities and Exchange Commission regulations.

(3) Represents an adjustment to the number of Chi-Cor shares to reflect the equivalent number of Company shares, based on the terms of the Agreement and Plan of Merger and Reorganization.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    I-MANY, INC.


Date:    November 28, 2000           By: /s/ PHILIP M. ST. GERMAIN
                                        ---------------------------------------
                                        Philip M. St. Germain
                                        CHIEF FINANCIAL OFFICER

                                  EXHIBIT INDEX

EXHIBIT NO.         DESCRIPTION

4.1 (1)             Specimen stock certificate for shares of common stock

10.28 (2)           Agreement and Plan of Merger and Reorganization dated as of
                    November 3, 2000 among the Registrant, Cimian Corporation,
                    Chi-Cor Information Management, Inc., certain stockholders of Chi-Cor and Karl F. Effgen, as agent for the Stockholders

23.1                Consent of Independent Public Accountants

99.1 (3)            Press Release dated November 2000.

------------------------

(1) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-32346), as amended.

(2) Incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000

(3) Incorporated herein by reference to the Registrant's Current Report on Form 8-K dated November 8, 2000.